EFFECTIVE AUGUST 23RD, 2004
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 14, 2005
IDM PHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19591	33-0245076
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5820 Nancy Ridge Drive San Diego, California (Address of principal executive offices)	92121 (Zip Code)
Registrant’s telephone number, including area code (858) 860-2500
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
     On November 8, 2005, IDM Pharma, Inc. (“IDM”) entered into a lending agreement with its subsidiary, Immuno-Designed Molecules, S.A., pursuant to which Immuno-Designed Molecules, S.A. is able to, upon the request of IDM, loan cash funds to IDM for use in its on-going business activities.
Item 2.02. Results of Operations and Financial Condition.
     On November 14, 2005, IDM Pharma, Inc. (“IDM”) issued a press release announcing, among other things, its financial results for the quarter and nine months ended September 30, 2005. A copy of the press release is attached as Exhibit 99.1 to this Current Report.
     The information in this Item 2.02 and Item 9.01, and Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in such filing.
Item 9.01. Financial Statements and Exhibits.
99.1	Press Release of IDM Pharma, Inc. dated November 14, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDM PHARMA, INC.
Date: November 14, 2005	By:	/s/ ROBERT J. DE VAERE
Robert J. De Vaere
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release of IDM Pharma, Inc. dated November 14, 2005.